UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 26, 2011

Date of Report (date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01	Regulation FD Disclosure.

The information set forth in this Item 7.01 is intended to be furnished under Item 7.01 of Form 8-K (Regulation FD Disclosure).  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  In addition, this information shall not be incorporated by reference into any registration statement filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

To satisfy its obligations under Regulation FD, Sanmina-SCI Corporation (the “Company”) is furnishing updated information regarding its business that is separately being provided to investors.

Financial Information for Subsidiaries that will not be Guarantors of Certain of our Debt

For the quarter ended April 2, 2011, our consolidated subsidiaries that will not be guarantors of certain of our debt had net sales (excluding intercompany sales) of approximately $507.9 million, and at April 2, 2011 those subsidiaries had assets (excluding intercompany obligations) of approximately $1.8 billion and debt and other liabilities of a type required to be reflected on a balance sheet in accordance with U.S. generally accepted accounting principles of approximately $755.8 million (including trade payables but excluding intercompany obligations).  These figures exclude various accounts related to income tax that are recorded at the corporate level rather than at the subsidiary level.

Ratio of Earnings to Fixed Charges

	Fiscal Year Ended					Six Months Ended
	September 30, 2006	September 29, 2007	September 27, 2008	October 3, 2009	October 2, 2010	April 3, 2010	April 2, 2011
						(unaudited)
	(in thousands)
Ratio of earnings to fixed charges (1)	—	—	—	0.1	2.2	2.3	2.0

(1)          The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges.  For purposes of calculating the ratios, “earnings” consists of income (loss) before income taxes and loss from equity investments plus fixed charges, and “fixed charges” consists of interest expense, amortization of debt discount and debt issuance costs, and the portion of rental expense estimated to represent interest expense.  We believe that one-third of total rental expense is a reasonable estimate of the interest component of rental expense.  Earnings for fiscal 2006, fiscal 2007 and fiscal 2008 were insufficient to cover fixed charges by approximately $174.9 million for fiscal 2006, $1.1 billion for fiscal 2007 and $490.3 million for fiscal 2008, respectively.  The loss before income taxes for fiscal 2006, fiscal 2007 and fiscal 2008 included goodwill impairment and write down of long-lived assets losses of $19.0 million, $1.0 billion and $483.7 million, respectively.

Selected Non-GAAP Financial Information

	Fiscal Year Ended					Six Months Ended
	September 30, 2006	September 29, 2007	September 27, 2008	October 3, 2009	October 2, 2010	April 3, 2010	April 2, 2011
						(unaudited)
	(in thousands)
Other Financial Data:
EBITDA (1)	$54,762	$(890,059)	$(288,951)	$85,654	$333,009	$166,433	$158,259
Adjusted EBITDA (1)	288,792	206,510	291,896	176,961	322,024	144,371	169,755

(1)          For the periods presented, EBITDA represents earnings before interest income, interest expense, depreciation and amortization, provision for (benefit from) income taxes, income from discontinued operations and cumulative effect of accounting changes.  We use a non-GAAP EBITDA financial measure because we believe EBITDA provides useful supplemental information to management and investors regarding the performance of our business and measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures.  Adjusted EBITDA represents EBITDA, as adjusted for impairment of goodwill and other assets, loss (gain) on sales of assets, customer bankruptcies, contingency items expected to reverse, other (income) expense, loss (gain) on extinguishment of debt, in-process research and development, integration costs, restructuring costs, stock compensation expense and stock option investigation costs.  We have furnished a non-GAAP adjusted EBITDA financial measure because we believe it provides useful supplemental information to management and investors.  Our management also uses these non-GAAP financial measures to (i) make more meaningful period-to-period comparisons of our operations, both internally and externally, (ii) guide management in assessing performance of the business, internally allocating resources and making decisions in furtherance of our strategic plan, (iii) provide investors with a better understanding of how management plans and measures the business and (iv) provide investors with a better understanding of the ongoing, core business.  We believe some investors may find EBITDA and adjusted EBITDA to be useful adjuncts to net income (loss) and other measures under U.S. GAAP.  EBITDA and adjusted EBITDA do not represent, and should not be considered a substitute for, operating income (loss), net income (loss), operating cash flows or other measures of performance prepared in accordance with U.S. GAAP.  Our definitions of EBITDA and adjusted EBITDA may not be comparable to those reported by other companies and do not correspond to definitions of EBITDA used as a defined term in any of our debt documents.  Below is a reconciliation of our net income (loss) from operations to EBITDA and adjusted EBITDA for each of the five fiscal years in the period ended October 2, 2010 and for each of the six month periods ended April 3, 2010 and April 2, 2011.

	Fiscal Year Ended					Six Months Ended
	September 30, 2006	September 29, 2007	September 27, 2008	October 3, 2009	October 2, 2010	April 3, 2010	April 2, 2011
						(unaudited)
	(in thousands)
Net income (loss) as reported	$(143,157)	$(1,136,257)	$(487,949)	$(137,822)	$122,435	$69,473	$41,424
Adjustments for EBITDA:
Interest income	(19,434)	(28,766)	(19,744)	(6,499)	(2,246)	(978)	(1,134)
Interest expense	121,813	168,291	127,231	116,988	108,144	53,357	52,930
Depreciation and amortization	127,316	112,443	93,893	87,735	87,869	41,762	49,392
Provision for (benefit from) income taxes	(9,038)	1,066	22,605	25,252	16,807	2,819	15,647
Income from discontinued operations	(19,908)	(6,836)	(24,987)	—	—	—	—
Cumulative effect of accounting changes	(2,830)	—	—	—	—	—	—
Total adjustments	197,919	246,198	198,998	223,476	210,574	96,960	116,835
EBITDA	54,762	(890,059)	(288,951)	85,654	333,009	116,433	158,259
Adjustments for adjusted EBITDA:
Impairment for goodwill and other assets	19,000	1,042,541	483,699	10,178	1,100	500	85
Loss (gain) on sales of assets	—	—	—	—	(13,824)	—	(2,025)
Customer bankruptcies	—	—	—	10,000	759	—	(759)
Contingency items expected to reverse	—	—	—	—	3,039	—	—
Other (income) expense(a)	16,491	(23,810)	(3,553)	5,970	(41,538)	(39,775)	(3,278)
Loss (gain) on extinguishment of debt	84,600	3,251	2,237	(8,545)	1,197	—	—
In-process research and development	2,600	—	—	—	—	—	—
Integration costs	—	200	160	573	3,247	424	878
Restructuring costs	85,231	42,587	81,376	56,687	19,868	6,785	8,671
Stock compensation expense	13,057	20,592	13,936	15,994	15,167	10,004	7,924
Stock option investigation costs	13,051	11,208	2,992	450	—	—	—
Total adjustments	234,030	1,096,569	580,847	91,307	(10,985)	(22,062)	11,496
Adjusted EBITDA	$288,792	$206,510	$291,896	$176,961	$322,024	$144,371	$169,755

(a)          In each of fiscal 2010 and the six months ended April 3, 2010, other (income) expense includes approximately $35.6 million received by us in connection with a litigation settlement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

Date: April 26, 2011	By:	/s/ Michael R. Tyler
	Name:	Michael R. Tyler
	Title:	Executive Vice President, General Counsel and Corporate Secretary